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                                                                    EXHIBIT 99.1



                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT


         Amendment No. 1 (this "Amendment"), dated as of May 22, 1997, to the Stock Purchase Agreement (the "Agreement") dated April 11, 1997 by and among Richard M. Schaps, a resident of the state of New York ("Schaps"), Jason Perline, a resident of the state of New York ("Perline"), Van Wagner Communications, Inc., a New York corporation (the "Company") and Outdoor Systems, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

         WHEREAS, the parties have entered into the Agreement and desire to amend certain of the provisions contained therein; and

                                    AGREEMENT

         The parties hereto, for and in consideration of the covenants and agreements set forth herein and in the Agreement, and intending to be legally bound, agree as follows:

         Capitalized terms used herein but not defined herein shall have the meaning given to them in the Agreement.


                                    ARTICLE I

             AMENDMENTS RELATING TO PROFIT SHARING AND WELFARE PLANS

         1.1 Section 5.16 of the Agreement is hereby amended to delete in its entirety therefrom the parenthetical clause appearing therein.

         1.2 Section 5.18 of the Agreement is hereby deleted in its entirety.

         1.3 Section 7.7 of the Agreement is hereby amended to delete in its entirety therefrom the parenthetical clause appearing therein.

         1.4 Item 5 of Part 5.3(g) of the Disclosure Schedule to the Agreement is hereby amended to read in its entirety as follows:

         "5. The Group Major Medical, Dental, and Life Insurance, the Vision Service Plan and the Group Long Term Disability Plan discussed in Part 3.22 of the Disclosure Schedule (the "Scheduled Plans") will be amended as of the Closing Date to the extent necessary to exclude from participation therein (i) individuals who are employees of the Company as of the Closing Date, (ii) individuals whose employment by the Company terminated as of the Closing Date and who are not, as of such date, employed by Porsche Outdoor Advertising Co., Inc. or its affiliates, and (iii) the dependents of the individuals described in (i) and (ii) above. Individuals who, immediately prior
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                  to the Closing Date, are covered under the Scheduled Plans pursuant to COBRA shall continue to be offered such COBRA coverage under the Scheduled Plans after the Closing Date."

         1.5 Part 5.3(g) of the Disclosure Schedule to the Agreement is hereby amended to add a new item 6 to the end thereof which shall read in its entirety as follows:

         "6. Prior to the Closing Date, the Van Wagner Communications, Inc. Profit Sharing Plan will be terminated, and the responsibilities of the "Employer" thereunder in respect of such termination will be assigned to and assumed by Porsche Outdoor Advertising Co., Inc. Prior to the Closing Date, such plan will be amended to reflect the foregoing."

         1.6 Part 5.16 of the Disclosure Schedule to the Agreement is hereby amended to add a new item 11 to the end thereof which shall read in its entirety as follows:

         "11. The Van Wagner Communications, Inc. Profit Sharing Plan will be terminated effective prior to the Closing Date and the responsibilities of the "Employer" thereunder will be assigned to Porsche Outdoor Advertising Co., Inc."

         1.7 Section 2.5(b)(iii) of the Agreement is hereby amended to delete the phrase "and each of the trustees and fiduciaries of each pension and other plan of the Company."

         1.8 The Agreement is hereby amended to add thereto a new Section 5.21 to read in its entirety as follows:

                  "5.21 WELFARE BENEFIT COVERAGE. Effective immediately following the Closing Date, (i) all employees of the Company, and their eligible dependents, shall participate in all employee welfare benefit plans (as defined in Section 3(1) of ERISA) of Buyer, and (ii) individuals who were employees of the Company immediately prior to the Closing Date and who were covered under the Company's group health and dental plan immediately prior to the Closing Date (and the eligible covered dependents of such individuals) who are terminated by the Company immediately following the Closing Date shall be offered COBRA continuation coverage under Buyer's group health and dental plans."

         1.9 Section 5.13 of the Agreement and Part 5.13 of the Disclosure Schedule are hereby amended to include in the definition of the Retained Businesses, the (i) Scheduled Plans and (ii) telephone lease between Northern Telecom Finance Corporation and the Company dated May 13, 1994.



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                                   ARTICLE II

                      AMENDMENTS RELATING TO BONUS ACCOUNT

         2.1 The Agreement shall be amended by adding a new Section 5.18 which shall read as follows:

         "5.18 PAYROLL ACCOUNT. (a) Buyer acknowledges and agrees that the Company maintains a bank account at The Chase Manhattan Bank (the "Bank"), account number __________ (the "Payroll Account"), and the Company has informed Buyer that the Bonus Payments shall be paid from such account. Buyer acknowledges and agrees that, after the Closing Date, (i) Richard Schaps, William Beattie, Jason Perline and Dirk Gould shall remain the sole authorized signatories on the Payroll Account, and (ii) Buyer shall not take any actions whatsoever with respect to the Payroll Account without the prior written approval of Schaps including, without limitation, closing such account, changing or adding authorized signatories thereto, authorizing or ordering stop transfer payments or other stop orders with respect to any check or other payment made or to be made on such account and writing checks or otherwise withdrawing funds from such account.

         (b) Schaps acknowledges and agrees that (i) the Payroll Account shall be used solely for the purpose of making payroll and accrued vacation payments and the Bonus Payments contemplated by this Agreement, and
         (ii) that all such payments, including without limitation, the applicable tax withholding for such payments (both employer and employee portion) shall be made from the Payroll Account on behalf of the Company. The Sellers acknowledge and agree that (i) the arrangement described in this Section 5.18 has been agreed to as an accommodation to Sellers; (ii) neither the Company nor Buyer makes any representation to Sellers as to the adequacy of the Payroll Account for the fulfillment of the foregoing obligations; and (iii) neither Buyer nor the Company shall have any obligations with respect to the obligations to be satisfied from the Payroll Account or the funding of or otherwise in connection with such Payroll Account after the Closing Date. Within sixty (60) days after the Closing Date, Schaps shall take or cause to be taken all such actions as are necessary to terminate the Payroll Account, and shall provide evidence thereof to Buyer."


                                   ARTICLE III

                      AMENDMENTS RELATING TO PURCHASE PRICE

         3.1 The following definitions shall be added to Article I: "Escrow Agent" shall mean Baer Marks & Upham LLP. "Escrow Agreement" shall mean that certain Escrow Agreement among Buyer, Sellers, and Escrow Agent dated the date hereof.

         3.2 The Agreement is hereby amended by deleting Sections 2.4(a)(i) and 2.4(a)(ii).



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         3.3 The Agreement is hereby amended by deleting the first two sentences of Section 2.4(d) and replacing such language with the following:

         "The Purchase Price adjustments in (a) and (b) above shall be made post-Closing in accordance with this Section 2.4(d). Within ninety (90) days after the Closing, the Buyer will prepare and provide to Sellers a Closing Date Balance Sheet and calculations of adjustments to the Purchase Price reviewed by Buyer's outside certified public accountants."

and by adding the following language to the end of Section 2.4(d):

         "Buyer agrees to deposit $1,500,000 into escrow at the Closing, which amounts shall be used to pay Sellers any positive Purchase Price adjustment (as finally determined), or shall be returned to Buyer in the event such Purchase Price adjustment is negative, in accordance with the Escrow Agreement."

         3.4 The Agreement is hereby amended by deleting the first sentence and paragraph (a) of Section 2.5 and replacing such language with the following:

                  "(a) At the Closing, Buyer shall (i) deliver $1,500,000 to the Escrow Agent to be held in escrow pursuant to the Escrow Agreement and
         (ii) make certain payments on behalf of Sellers from the Purchase Price in accordance with instructions provided by Sellers to Buyer, which payments shall not aggregate more than the Purchase Price. All of the payments pursuant to clause (a)(ii) shall reduce the total amount of the Purchase Price payable to the Sellers."

         3.5 The Agreement is hereby amended by deleting the first sentence of
Section 5.9. and replacing it with the following:

                  "Sellers shall cause all Indebtedness for Borrowed Money to have been satisfied in full on or before the Closing."

         3.6 The Agreement shall be amended by adding the following sentence to the end of Section 2.5(d):

         "The parties acknowledge and agree that the proceeds of the repayment of the Loan Amount by Adtime to the Company shall be used by the Company to make the Bank Payment and the cash received from payment of the Loan Amount shall not be included in current assets for purposes of the Closing Date Net Working Capital adjustment."

         3.7 Section 2.5(e) shall be amended by adding the following phrase to the end thereof:

         "including, without limitation, the Escrow Agreement."


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                                   ARTICLE IV

                     AMENDMENTS RELATING TO INDEMNIFICATION

         4.1 Section 10.1(e) of the Agreement is hereby amended by deleting clause (i) and substituting in lieu thereof the following:

         "(i) the Bonus Plan, the Profit Sharing Plan and the Phantom Stock Plan of the Company,"

and by adding the following additional clause at the end thereof:

         "including, without limitation, all applicable withholding Taxes (both employer and employee portions) with respect to payments under or in respect of the plans or agreements described in this Section 10.1(e)."

         4.2 Section 10.3 of the Agreement is hereby amended by adding the following:

                  "(d) if a claim is made by Metro Display Advertising Inc. ("MDA") alleging that Sellers do not have title to or other ownership interest in the Shares ("Title Claim"), Sellers shall assume the defense of such claims at their cost and expense. If such Title Claim is included among other claims, one or more of which Sellers is not otherwise required to defend hereunder, Sellers shall only be obligated to defend the Title Claim (and such other claims which they otherwise would be required to defend hereunder) and shall not be required to defend any such claims which it would not otherwise be required to defend hereunder.

         4.3 Section 5.20 is hereby amended by adding the following language to the end of such section:

         "For so long as the claim is an obligation of Sellers under this
         Section 5.20, Sellers agree (i) to keep Company appraised of the status of the claim and to consult with Company in its handling of the claim; and (ii) the provisions of Sections 10.3(b) and (c) hereof shall apply to such claim as if such claim were a third-party claim whose defense has been assumed by Sellers."


                                    ARTICLE V

                        AMENDMENTS RELATING TO BILLBOARDS

         5.1 Schaps shall cause Porsche Outdoor Advertising Co., Inc. ("Porsche") to transfer to the Company as soon as practical after the Closing the permit issued to Porsche and the lease related thereto with respect to the billboard located at the corner of Pico Blvd. and Beverly Drive in West Los Angeles, California.


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                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 As amended by this Amendment, the Agreement shall remain in full force and effect.

         6.2 If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         6.3 This Amendment shall be governed and controlled as to validity, enforcement, interpretations, construction, effect and in all other respects by the internal laws of the State of New York, without giving effect to the conflicts of law provisions thereof. The Parties hereto agree to submit exclusively to jurisdiction any federal or state court located in the State of New York any dispute or controversy arising out of or relating to this Amendment.

         6.4 This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.




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         IN WITNESS WHEREOF, the Parties have executed and delivered this
Amendment as of the date first written above.

                                BUYER:

                                Outdoor Systems, Inc.

                                By:  /s/ William S. Levine
                                   ________________________________
                                     Name:  William S. Levine
                                     Title: President

                                SELLERS:

                                /s/ Richard M. Schaps
                                ______________________________________
                                Richard M. Schaps

                                /s/ Jason Perline
                                ______________________________________
                                Jason Perline

                                COMPANY:

                                Van Wagner Communications, Inc.


                                By:  /s/ Richard M. Schaps
                                   ________________________________
                                     Name:  Richard M. Schaps
                                     Title: President